UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2009
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 402, 1008 Homer Street, Vancouver, B.C., Canada	V6B 2X1
(Address of principal executive offices)	(Zip Code)

(604) 683-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On July 29, 2009, Naturally Advanced Technologies Inc. (the "Company") signed an agreement with G.J. Littlewoods & Son, Inc. to manufacture Crailar(R) Organic Fibers for use in commercial products made by apparel companies.

Littlewoods, located in Philadelphia, is a commission dyehouse, specializing in the dyeing of synthetic fibers, as well as natural fibers. It intends to use state-of-the-art conventional machinery to process Crailar.

In September, the Company expects to begin producing approximately 20,000 pounds of fiber per week for its apparel partners as well as provide testing yarns to spinning companies for the home furnishings, denim and work wear markets. As such, the Company anticipates delivering its first revenue from Crailar in the fourth quarter. The agreement secures initial capacity of approximately 40,000 pounds per week, with the capability to aggressively ramp up from there to meet the needs of the Company's commercialization plans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATURALLY ADVANCED TECHNOLOGIES INC.
DATE: August 4, 2009	By: /s/ Guy Prevost Guy Prevost Chief Financial Officer and a Director

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